EXHIBIT 99.1


By Fax and Certified Mail
Date: June 3, 2003

Elite Pharmaceuticals, Inc.
Elite Laboratories, Inc.
165 Ludlow Avenue
Northvale, NJ 07647
Att: Mark I. Gittelman, Secretary, Treasurer and CFO


Re: Resignation as Director

         I hereby resign as Director of Elite Pharmaceuticals, Inc., Elite Laboratories, Inc. and Elite Research, Inc. effective immediately.


         /s/ Atul M. Mehta
             Atul M. Mehta


CC:  Matt Hoffman by fax and mail
     Mickey Aberman by fax and mail


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By Fax and Certified Mail
Date: June 3, 2003

Elite Pharmaceuticals, Inc.
Elite Laboratories, Inc.
165 Ludlow Avenue
Northvale, NJ 07647
Att: Mark I. Gittelman, Secretary, Treasurer and CFO


Re: Termination of Employment Notice

          Pursuant to Section 8(d) of the Amended and Restated Employment Agreement dated March 31, 2000 (the "Agreement"), and the First Amendment to Amended and Restated Employment Agreement dated July 18, 2002, between the undersigned and Elite Pharmaceuticals, Inc., ("Elite") I elect to terminate my employment effective immediately due to Elite's substantial interference with the discharge of my responsibilities under paragraph 3 of the Agreement, and Elite's purported change without my consent of my duties and responsibilities described in the Agreement. The facts and circumstances of Elite's breach of the Agreement include, but are not limited to, Elite's interference and obstruction of my overall management and direction of Elite's affairs, the appointment of an "Interim Chairman" to act in my place and stead and actions taken by the Board of Elite in violation of section 8(d)(vi) of the Agreement.

          I reserve all of my rights under the Amended and Restated Employment Agreement dated March 31, 2000 and under the First Amendment to Amended and Restated Employment Agreement dated July 18, 2002, as well as my rights under the common law.

         /s/ Atul M. Mehta
             Atul M. Mehta


cc:  Matt Hoffman
     Mickey Aberman